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                                 Exhibit 11.1


                            PITT-DES MOINES, INC.
                      Computation of Earnings Per Share
                                 (Unaudited)

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


                                                           For the three months ended
                                                                    March 31,
                                                           --------------------------
                                                               1995             1994
                                                           --------------------------
Primary
 Average shares outstanding                                   2,321,903    2,323,978
 Dilutive stock options based on treasury stock
  method using average market price                               6,120        3,683
                                                             ----------  -----------
                                                              2,328,023    2,327,661
                                                             ==========  ===========

 Income from continuing operations                           $2,279,246   $  758,526
 Income (loss) from discontinued operations, net of taxes             0     (388,168)
                                                             ----------  -----------
 Net income                                                  $2,279,246   $  370,358
                                                             ==========  ===========

 Income (loss) per common share:
   Continuing operations                                     $      .98   $      .33
   Discontinued operations                                            0         (.17)
                                                             ----------  -----------
 Net income per common share                                 $      .98   $      .16
                                                             ==========  ===========

Fully Diluted
 Average shares outstanding                                   2,321,903    2,323,978
 Dilutive stock options based on treasury stock method
  using greater of period-end or average market price             7,985        3,683
                                                             ----------  -----------
                                                              2,329,888    2,327,661
                                                             ==========  ===========

 Income from continuing operations                           $2,279,246   $  758,526
 Income (loss) from discontinued operations, net of taxes             0     (388,168)
                                                             ----------  -----------
 Net income                                                  $2,279,246   $  370,358
                                                             ==========  ===========

 Income (loss) per common share:
   Continuing operations                                     $      .98   $      .33
   Discontinued operations                                            0         (.17)
                                                             ----------  -----------
 Net income per common share                                 $      .98   $      .16
                                                             ==========  ===========
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